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                                                                  EXHIBIT 10.13

                                                               [CONFORMED COPY]

              AMENDMENT NO. 1 TO PURCHASE AND ASSUMPTION AGREEMENT
                                 BY AND BETWEEN
              EASTERN AMERICAN BANK, FSB AND CENTURY NATIONAL BANK



         This AMENDMENT NO. 1 (the "Amendment") to the Purchase and Assumption Agreement dated as of July 24, 1997 (the "Agreement") by and between Eastern American Bank, FSB ("Seller") and Century National Bank ("Purchaser) is dated as of August 15, 1997.

         The Agreement provides for the acquisition of certain assets and assumption of certain liabilities of the Seller by the Purchaser. Section 9.01 of the Agreement provides that the Agreement may be amended by the parties thereto by a written instrument signed by Purchaser and Seller. The parties wish to amend the Agreement to revise certain terms set forth in the Agreement. All capitalized terms used in this Amendment without definition are used as defined in the Agreement. Accordingly, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. In calculating the amount of the Premium in Section 1.04(g) of the Agreement, the following amounts shall be excluded from the Deposits:
(i) the balance of certificates of deposit of type 65 (Age CD) and (ii) the balance of accounts held by Seller or any of its directors, officers, employees, affiliates, principal shareholders or their families or related interests. With respect to the foregoing accounts, Seller shall be exempt from the provisions of Section 2.17(f) of the Agreement and therefore be permitted (but not required) to transfer such accounts to another one of Seller's branches prior to Closing. Any such transfer shall not be deemed (a) to effect a material adverse change pursuant to Section 2.17(a); (b) to be a change in any method of management or operation of the Branch pursuant to Section 2.17(d); or to be a transaction other than in the ordinary course of business pursuant to Section 2.17(h). Exhibit 1 to this Amendment is a listing of such accounts as of the date of this Amendment. Seller shall provide to Purchaser at the Closing an updated schedule of such accounts described in this Section 1.

         2. The reference in Section 2.13(d)(iv) of the Agreement to "Section 2.10 hereof" shall be changed to "Section 9.10 hereof".

         3. As amended hereby, the Agreement is in all respects ratified, confirmed and approved and shall remain in full force and effect.

         4. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed to constitute one and the same instrument.






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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                       EASTERN AMERICAN BANK, FSB



                                       By:  /s/ James M. Miller
                                            -----------------------------------
                                            James M. Miller, President and CEO



                                       CENTURY NATIONAL BANK



                                       By:  /s/ Joseph S. Bracewell
                                            -----------------------------------
                                            Joseph S. Bracewell, President





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